Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-152455, 333-146025, 333-122370, 333-119015, 333-112135, 333-102676, 333-86270, 333-59564, 333-42194, 333-83083, 333-69871 and 333-56381 on Form S-8 of our report dated July 9, 2012, relating to the consolidated financial statements of Concept Group, appearing in the Current Report on Form 8-K/A of Power Integrations, Inc. filed with the Securities and Exchange Commission on or about July 16, 2012.

Deloitte AG

/s/ Bernd Pietrus	/s/Alain Wenger
Bernd Pietrus	Alain Wenger
Licensed Audit Expert	Licensed Audit Expert
Auditor in Charge

Zürich, July 16, 2012
BPI/AWE